UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:     August 11, 1999
                     (Date of earliest event reported)



                   Inland Retail Real Estate Trust, Inc.
          (Exact name of registrant as specified in the charter)



             Maryland                 333-64391             36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                           2901 Butterfield Road
                        Oak Brook, Illinois  60523
                 (Address of Principal Executive Offices)



                              (630) 218-8000
            (Registrant's telephone number including area code)



                              Not Applicable
       (Former name or former address, if change since last report)




Item 5.  Other Events.

     At a meeting of the Board of Directors held on August 11, 1999, our Share Repurchase Program was amended, effective immediately, principally to provide for higher Share repurchase prices over time. The Share Repurchase Program, as amended, is described as follows.


Share Repurchase Program

The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to us. The prices at which Shares may be sold back to us are as follows:

- During the Offering period at $9.05 per Share (a reduction of $0.95 from the $10 Offering price per Share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance);

- During the 12 months following the end of the Offering period at $9.25 per Share;

-    During the next 12 months at $9.50 per Share;

-    During the next 12 months at $9.75 per Share; and

- Thereafter, at the greater of: (i) $10 per Share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average Share outstanding for the prior calendar year.

A Stockholder must have beneficially held the Shares for at least one year prior to offering them for sale to us through the SRP.

We will make repurchases under the SRP, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of Shares repurchased during any calendar year to one half of one percent (0.5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds we receive from the sale of Shares under our Distribution Reinvestment Plan and such other operating funds, if any, as the Board, at its sole discretion, may reserve for this purpose.

The Board, at its sole discretion, may choose to terminate the SRP after the end of the Offering period, or reduce the number of Shares purchased under the SRP, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the Board to eliminate or reduce the SRP will require the unanimous affirmative vote of the Independent Directors.

We cannot guarantee that the funds set aside for the SRP will be sufficient to accommodate all requests made each year. If no funds are available for
the SRP when repurchase is requested, the Stockholder may:   (i) withdraw
the request; or (ii) ask that we honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first-come, first-served basis.

There is no requirement that Stockholders sell their Shares to us. The SRP is only intended to provide interim liquidity for Stockholders until a liquidity event occurs, such as the listing of the Shares on a national securities exchange, inclusion of the Shares for quotation on a national market system, or our merger with a listed company. No assurance can be given that any such liquidity event will occur.

Shares we purchase under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares we acquire through the SRP will not be reissued unless they are first registered with the SEC under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, reduce or otherwise change the SRP, we will send a letter to Stockholders informing them of the change, and disclose the changes in quarterly reports filed with the SEC on Form 10-Q.


                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   Inland Retail Real Estate Trust, Inc.
                               (Registrant)



                           By:/s/  BARRY LAZARUS
                                   Barry Lazarus
                                   President and Chief Operating Officer
                                   Treasurer and Chief Financial Officer


Date:   August 23, 1999